Exhibit 5.1

June 1, 2007

Pacific Copper Corp.
1226 White Oaks Blvd., Suite 10A
Oakville, Ontario L6H 2B9

Re: Pacific Copper Corp. Registration Statement on Form S-8

Gentleman:

We have acted as counsel to Pacific Copper Corp. (formerly Gate-1 Financial, Inc.), a Delaware corporation (the "Company"), in connection with the registration of shares of its common stock of the Company on Form S-8 (the "Registration Statement"). The opinions set forth in this letter, whether or not qualified by the phrase “to our knowledge”, are subject to the following qualifications, limitations and exceptions, and are based solely on our review, as submitted to us, of the following:

A.	The following certificates and organizational documents of the Company:

1.	Certificate of Incorporation of the Company dated May 18, 1999, with the filing stamp of the Delaware Secretary of State dated May 18, 1999, under the name “Gate-1 Financial, Inc.”;

2.	A Certificate for Renewal and Revival of Charter of the Company dated May 2, 2003 filed with the Delaware Secretary of State on May 3, 2002;

3.
A Certificate of Amendment to the Certificate of Incorporation of the Company dated May 2, 2002, filed with the Secretary of State of Delaware May 3, 2002 which changed the capitalization of the Company;

4.	A Certificate for Renewal and Revival of Charter of the Company dated July 17, 2006 and filed with the Delaware Secretary of State on July 17, 2006;

5.
A Certificate of Amendment to the Certificate of Incorporation of the Company dated August 17, 2006, filed with the Secretary of State of Delaware on August 23, 2006 which changed the capitalization of the Company and changed the name of the Company from “Gate-1 Financial, Inc.” to “Pacific Copper Corp.”

6.	The duplicate reconstituted Minute Book of the Company;

7.	A Certificate of J. Paul Hines dated August 22, 2006 as to the accuracy of the Minute Book of the Company;

8.	By-Laws of the Company adopted as of May 20, 1999;

Pacific Copper Corp.
June 1, 2007

9.	The Certificate of the Secretary of State of Delaware dated July 25, 2006 certifying that the Company is a corporation in good standing;

10.	The 2006 Stock Option Plan of the Company (the “Plan”).

B.	An officer’s certificate of the Secretary of the Company (the “Officer’s Certificate”) attached hereto as Exhibit A.

C.	Such review of published sources of law as we have deemed necessary based solely upon our review of the items listed in subparagraphs A and B above (such items being the “Reviewed Documents”).

Other than our review of the Reviewed Documents and those files in our offices relative to matters with respect to which we have represented or represent the Company, we have made no inquiry or other investigation as to any factual matter.

We have assumed without any inquiry or other investigation (a) the legal capacity of each natural person, (b) the payment of all required filing or recording fees and taxes, (c) the genuineness of each signature (including signatures on facsimile copies), the completeness of each document submitted to us, the authenticity of each document submitted to us as an original, the conformity to the original of each document submitted to us as a copy and the authenticity of the original of each document submitted to us as a copy, (d) the truthfulness of each representation, warranty, certification or statement as to any factual matter contained in any of the Reviewed Documents, and the (e) the accuracy on the date of this letter of the Officer’s Certificate.

We are members of the bar of the State of New York and we are familiar with the Delaware Corporation Law. The opinions expressed herein concern only such provisions of the Delaware Corporation Law, as currently in effect.

Subject to the qualifications, limitations and exceptions set forth in this letter, it is our opinion that the shares to be issued upon exercise of any options duly granted pursuant to the terms of the Plan have been duly and validly authorized and, when the Shares have been paid for in accordance with the terms of the Plan and certificates therefore have been duly executed and delivered, such Shares will be duly and validly issued, fully paid and non-assessable.

We consent to the inclusion of this letter as an exhibit to the Company’s Registration Statement and to the reference by the Company to our firm as legal counsel in the Registration Statement.

Pacific Copper Corp.
June 1, 2007

Very truly yours,

KAVINOKY COOK LLP

By:	/s/ Jonathan H. Gardner
Jonathan H. Gardner
For the Firm

Exhibit A

OFFICER'S CERTIFICATE

I, Stafford Kelley, do hereby certify that I am the duly elected, qualified and acting Secretary of Pacific Copper Corp. (formerly Gate-1 Financial, Inc.) a Delaware corporation (the “Company”). The information contained in this Certificate concerns the status of factual matters through the date of this Certificate. The statements made herein to Kavinoky Cook LLP are made with the understanding and intention that they will rely upon the information and representations contained in this Certificate in rendering the Opinions. Capitalized terms used in this Certificate and not otherwise defined herein shall have the respective meanings given them in the opinion letter of Kavinoky Cook LLP to which this Officer’s Certificate shall be annexed as an Exhibit. The undersigned hereby certifies to Kavinoky Cook LLP as follows:

1.	The duplicate reconstituted Minute Book of the Company, as reviewed by Kavinoky Cook LLP, is accurate and complete.

IN WITNESS WHEREOF, the undersigned has executed this certificate and caused it to be delivered this 4th day of June, 2007.

/s/ Stafford Kelley Stafford Kelley, Secretary